                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                             TO SECTION 13 OR 15(d)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 21, 2002
                Date of report (Date of earliest event reported)

                                 BINGO.COM, INC.

             (Exact Name of Registrant as Specified in Its Charter)



                                     Florida
                 (State or Other Jurisdiction of Incorporation)

                000-26319                                 98-0206369
         (Commission File Number)              (IRS Employer Identification No.)

     SUITE 1405, 1166 ALBERNI STREET,
   VANCOUVER, BRITISH COLUMBIA, CANADA                       V6E 3Z3
(Address of Principal Executive Offices)                    (Zip Code)

                                 (604) 694-0300
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)

                                 BINGO.COM, INC.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

As previously disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), on April 16, 2001, the Company received a loan from and issued a convertible debenture (the "Debenture") to Redruth Ventures Inc., a British Virgin Islands corporation as to $750,000, and to Bingo, Inc., an Anguilla corporation as to $500,000 ("the Holders"). The proceeds from the Debenture were used to fund working capital requirements. The outstanding principal advanced on the Debenture bears interest at a rate of 12% per year. The Debenture is due on April 16, 2006. The Holders have the right, but not the obligation, to elect, until the third (3rd) anniversary date of the Debenture, to convert any or all of the principal amount of the Debenture into shares of the Company's common stock at a conversion price of $0.125 per share. The Debenture is secured by all of the assets of the Company. As of the date of this report, a total of $1,200,000 has been drawn down under the terms of this Debenture. The Debenture was issued without registration under the Securities Act of 1933, as amended (the "Securities "Act") in reliance upon Regulation S.

On May 21, 2002, Bingo, Inc. purchased from Redruth Ventures Inc., in a transaction outside the United States pursuant to an exemption from registration under Regulation S of the Securities Act, the portion of the Debenture issued to Redruth Ventures Inc. Non-U.S. persons located outside the United States purchased the portion of the Debenture from Redruth Ventures Inc.

As a result of this transaction, Bingo, Inc. has the potential to become the largest single shareholder and a majority shareholder in the Company should Bingo, Inc. elect to convert any or all of the principal amount of the Debenture into shares of the Company's Common Stock on or before April 16, 2004, the third
(3rd) anniversary date of the Debenture. Further, as a result of this transaction, under the terms of the Debenture, Bingo, Inc. has the right to designate four (4) of the five (5) members of the Board of Directors of the Company, thereby controlling the Company. Tarrnie Williams, a director and the President of the Company is a potential beneficiary of several discretionary trusts that hold approximately 80% of Bingo, Inc. If Mr. Williams were to receive all the derivative securities to which he were entitled under the trust his total ownership in the Company would be 172,000 directly owned shares, one third of 86,000 indirectly owned shares, 3,840,000 indirectly owned warrants with an exercise price of $0.25, 150,000 options at $0.30 and part of the 8,816,000 shares under the terms of the Debenture listed above.

All of the afore mentioned transactions were conducted outside the United States pursuant to an exemption from registration under Regulation S of the Securities Act and have been issued to and purchased by non U.S. persons located outside the United States.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in the Company's filings with the SEC, in September 2001, the Company and the Company's wholly owned subsidiary entered into certain software agreements with CYOP Systems Inc. and CYOP Systems International Incorporated (jointly referred to as "CYOP") for the development, maintenance, technical support, software licensing, operation of customer service and data center services for the Company's website. As previously disclosed by the Company in its filings with the SEC, during the first quarter of fiscal 2002, the agreements with CYOP were amended, with the definitive documentation subject to completion.

Effective as at the end of business on May 21, 2002 the Company made significant revisions to its relationship with CYOP.

The Company and CYOP had been unable to negotiate an extension or revision of the previously signed agreements. In order to resolve any outstanding issues for services provided by CYOP to the Company for the period between January 30th, 2002 and May 21, 2002 the parties have agreed to the following terms:

The Company has assigned to CYOP all right, title, liabilities and interest in:

     i) The Skill-Bingo Patents and the Skill-Bingo Inventions purchased from FYRC Inc. by agreement between the Company and FYRC Inc. under an agreement dated September 18, 2001 as previously filed with the SEC;

     ii)  the Skill-Bingo game software owned by the Company;

     iii) the website located at http://www.bigrbingo.com owned by the Company;

     iv)  the trademark "BiG'rBingo"; and

     v)   the BiG'rBingo customer deposits.

CYOP has agreed to indemnify the Company and its subsidiaries from all obligations and liabilities relating to the Skill-Bingo game and the BiG'rBingo.com website. CYOP also guarantees the Company an irrevocable, worldwide, perpetual license to use the current and future versions of the Skill-Bingo software program. This license permits the Company to participate in the Crediplay program network as a preferred licensee and offer affiliate programs that are substantially similar to the Company's current business practices.

Under the terms of the agreement, the Company will retain ownership of its full free bingo and skill-bingo client database and email lists and CYOP will refrain from copying, disclosing or using this information. Upon execution of the agreement and the Company's receipt of the database, email list, transition documentation, pass codes and source and object code of the www.bingo.com website, the Company will pay CYOP $20,000 plus a further $6,250 upon delivery of the Servers and accessory equipment. CYOP will be entitled to keep any monies they may have received on or before May 21st, 2002 to a maximum of $26,000 from advertisers who placed advertisements ("the Ads") on the bingo.com website. If CYOP has received or may in the future receive any monies on this account over and above $26,000, then CYOP will immediately forward those funds to the Company. The Company will continue to host and serve the Ads for those accounts as contracted.

As a result of this agreement, the Company and its subsidiaries will no longer own the Skill-Bingo software or the BiG'rBingo.com website, however the Company will retain access to the software and all licensing opportunities.

Under the agreement with CYOP, the Company will no longer be responsible for the development costs associated with maintaining and revising this product but will receive all the benefits of new versions of the Skill-Bingo product as they become available.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Not applicable.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

As previously disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), on April 16, 2001, the Company issued warrants (the "Warrants) in connection with the Debenture issued to Redruth Ventures Inc., and to Bingo, Inc. The Warrants grant the Holders the right to purchase an additional $3,000,000 worth of shares of the Company's common stock at a fixed price of $0.25 per share until the fifth (5th) anniversary date of the Debenture. As of the date of this report, none of the Warrants have been exercised. The Debenture and the Warrants were issued without registration under the Securities Act in reliance upon Regulation S.

Effective as at the end of business on May 21, 2002 Redruth Ventures Inc. agreed to surrender for cancellation all their Warrants which entitled them to purchase up to 7,200,000 shares of common stock at a purchase price of $0.25 per share in exchange for eighteen (18) months of unused advertising inventory on the bingo.com website.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

Not Applicable.

(b) Pro forma financial information:

Not Applicable.

(c) Exhibits

10.1 Restructuring of the existing relationship between CYOP Systems Inc., CYOP Systems International Incorporated, Bingo.com, Inc. and Bingo.com (Canada) Enterprises Inc.

10.2 Purchase and Sale Agreement Between Redruth Ventures Inc. and Bingo.com,
Inc.

ITEM 8. CHANGE IN FISCAL YEAR.

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE.

Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BINGO.COM, INC.
                                        (Registrant)

Date: June 3, 2002                By: /s/ "Tarrnie M. Williams"
                                      TARRNIE M. WILLIAMS, PRESIDENT